425 Pike Street  Seattle, WA 98101      Update on Brent Beardall’s Condition    Dear WaFd Bank Colleagues, Clients and Investors,         We wish to update you on the condition of our President and CEO Brent Beardall and another banker, Utah Commercial  Division Manager Dane Margetts, who were injured in a plane crash on January 2nd in Provo, Utah.  Both Brent and Dane were  admitted to Utah Valley Hospital and are expected to make a full recovery. While Dane was released hours after the accident with  only minor injuries, Brent sustained broken bones and lacerations that require surgery and time to recover.          Many of you know Brent well, consider him a most loyal friend and communicate with him regularly.  We want to assure  you he is receiving excellent medical care along with his family’s love and support.  We ask for your patience and understanding as  those of you who check in with him often are used to quick responses. His recovery will be his priority at this time and the healing  process is underway. As Brent recovers, Executive Vice President and Chief Consumer Banker, Cathy Cooper, will temporarily assume  Mr. Beardall’s duties.          Despite this short‐term set back, Brent is in good spirits and charging ahead like the typically ambitious Brent Beardall.   Please know that your bankers are here for you at any time.  We have a great team at WaFd to make sure our day‐to‐day business  operations continue smoothly as we await Brent’s return to the office.   Brent, his family, and all of us at WaFd Bank appreciate your thoughts and well‐wishes.        Respectfully,  WaFd Bank Management Team